Exhibit 99.1

FOR IMMEDIATE RELEASE

iCAD REPORTS FIRST QUARTER FINANCIAL RESULTS

Conference Call Begins Tuesday, May 8 at 10:00 a.m. Eastern Time

NASHUA, N.H. (May 7, 2012) – iCAD, Inc. (Nasdaq: ICAD), an industry-leading provider of advanced image analysis, workflow solutions and radiation therapy for the early identification and treatment of cancer, today reported financial results for the first quarter ended March 31, 2012.

“Our results were mixed for the first quarter of 2012. We achieved record sales in the therapy segment of the business and continued to make considerable progress on expense management. However, weak demand in the cancer detection segment negatively affected overall revenue performance,” commented Ken Ferry, President and CEO of iCAD.

“We were particularly pleased to see stronger demand for the Axxent Electronic Brachytherapy system driven by the continued growing interest in breast Intraoperative Radiation Therapy (IORT). As a result, we achieved a record volume of new system sales and procedure based consumables in the first quarter of 2012. This momentum underscores our confidence that IORT will continue to gain acceptance as a new standard of care particularly for certain early stage breast cancer patients.

“The cancer detection segment experienced softer demand in the quarter particularly for digital mammography CAD. We continue to focus on the transition to a recurring revenue business model as the installed base of over 4,000 systems represents the largest addressable market opportunity for increased revenues.

“Our strategic plan for 2012 is to drive the adoption of IORT in early breast cancer treatment and to increase recurring revenues in our mammography cancer detection business. We have made good progress on these initiatives in early 2012. In addition, we have made significant progress in lowering our operating costs and strengthened our balance sheet. Moving forward we expect that increasing revenues combined with our disciplined expense management will put us on the road to profitability,” concluded Mr. Ferry.

First Quarter Financial Results

Revenue: Total revenue for the first quarter of 2012 decreased 14% to $6.3 million from $7.3 million for the first quarter of 2011. The decrease resulted primarily from a decline in Cancer Detection product revenues due to ongoing challenging market conditions in digital mammography. These declines were offset by significant increases in sales of the Company’s Xoft system, which contributed approximately $2.0 million in revenue, representing a 51% increase compared with the first quarter 2011.

Cancer Detection revenue includes film, digital mammography, MRI and CT CAD platforms, as well as service and supply revenue from these products. Therapy revenue includes Xoft Axxent Electronic Brachytherapy product sales, as well as associated service and supply revenue.

	Three months ended March 31,
	2012	2011	% Change
Products	$4,079	$5,215	(22)%

Service and supply	2,264	2,129	6%

Total revenue	$6,343	$7,344	(14)%

	Three months ended March 31,
	2012	2011	% Change
Cancer Detection	$4,339	$6,018	(28)%

Therapy	2,004	1,326	51%

Total revenue	$6,343	$7,344	(14)%

Gross Margin: Gross profit for the first quarter of 2012 was $4.4 million, or 69.8% of revenue, compared with $5.1 million, or 69.9% of revenue, for the first quarter of 2011.

Operating Expenses: During the first quarter of 2012, the Company incurred total operating expenses of $6.5 million, a 31% decrease from total operating expenses of $9.4 million for the first quarter of 2011. This substantial decrease is due to ongoing cost saving measures implemented in the second half of 2011.

Net Loss: For the first quarter of 2012, the Company posted a net loss of $2.3 million, or $0.04 per share, compared with a net loss of $4.3 million, or $0.08 per share, for the first quarter of 2011.

Non-GAAP Adjusted Net Loss: For the first quarter of 2012, the Company posted a non-GAAP adjusted net loss of $2.8 million, or $0.05 per share, compared with a non-GAAP adjusted net loss of $3.5 million, or $0.06 per share, in the first quarter of 2011.

Non-GAAP Adjusted EBITDA: Non-GAAP Adjusted EBITDA was a loss of $990,000 in the first quarter of 2012, compared with a loss of $2.3 million in the first quarter of 2011.

Cash and Cash Flow: The Company ended the first quarter of 2012 with cash and cash equivalents of $15.0 million. During the quarter net cash used by operations was $3.9 million. In January 2012 the Company entered into a five-year, $15 million debt facility agreement with Deerfield Management Company LP, a leading healthcare investment fund. Under the terms of the agreement, the Company issued a $15 million principal amount senior secured 5.75% notes, which included a revenue purchase agreement and 2,250,000 warrants.

Use of Non-GAAP Financial Measures

In its quarterly news releases, conference calls, slide presentations or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. When analyzing the Company’s operating performance, investors should not consider these non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP. The Company’s quarterly news releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at www.icadmed.com.

Conference Call

iCAD management will host an investment community conference call on Tuesday, May 8, 2012 beginning at 10:00 a.m. Eastern time to discuss these results and answer questions. Shareholders and other interested parties may participate in the conference call by dialing 866-713-8567 (domestic) or 617-597-5326 (international) and entering passcode 98133292. The call also will be broadcast live on the Internet at www.streetevents.com, www.fulldisclosure.com and www.icadmed.com.

A replay of the conference call will be accessible two hours after its completion through May 15, 2012 by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and entering passcode 76256849. The call will also be archived for 90 days at www.streetevents.com, www.fulldisclosure.com and www.icadmed.com.

About iCAD, Inc.

iCAD is an industry-leading provider of Computer-Aided Detection (CAD) technologies, advanced image analysis, workflow solutions and radiation therapies for the early identification and treatment of common cancers. iCAD offers a comprehensive range of high-performance, upgradeable CAD solutions for mammography and advanced image analysis and workflow solutions for Magnetic Resonance Imaging, for breast and prostate cancers and Computed Tomography for colorectal cancer. iCAD’s Xoft system, offers radiation treatment for early-stage breast cancer that can be administered in the form of intraoperative radiation therapy or accelerated partial breast irradiation. The Xoft system is also cleared for the treatment of non-melanoma skin cancer and endometrial cancer. For more information, call (877) iCADnow, or visit www.icadmed.com.

For iCAD, contact Kevin Burns at 937-431-7967 or via email at kburns@icadmed.com

For iCAD investor relations, contact Anne Marie Fields of LHA at 212-838-3777 or via email at afields@lhai.com

For iCAD media inquiries, contact Helen Shik of Schwartz MSL at 781-684-0770 or via email at iCAD@schwartzmsl.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the Company’s ability to defend itself in litigation matters, the risks relating to the Company’s acquisition of Xoft including, the expected benefits of the acquisition may not be achieved in a timely manner, or at all; the Xoft business operations may not be successfully integrated with iCAD’s and iCAD may be unable to achieve the expected synergies, business and strategic objectives following the transaction, the risks of uncertainty of patent protection; the impact of supply and manufacturing constraints or difficulties; product market acceptance; possible technological obsolescence; increased competition; customer concentration; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe”, “demonstrate”, “intend”, “expect”, “estimate”, “will”, “continue”, “anticipate”, “likely”, and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

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iCAD, INC. AND SUBSIDIARY

Consolidated Statements of Operations

(Unaudited)

(In thousands except for per share data)

	Three Months Ended March 31,
	2012	2011
Revenue:
Products	$4,079	$5,215
Service and supplies	2,264	2,129

Total revenue	6,343	7,344

Cost of revenue:
Products	1,107	1,207
Service and supplies	577	772
Amortization of acquired intangibles	232	233

Total cost of revenue	1,916	2,212

Gross profit	4,427	5,132

Operating expenses:
Engineering and product development	2,212	2,776
Marketing and sales	2,646	3,727
General and administrative	1,618	2,804
(Gain) loss on indemnification asset	—	43

Total operating expenses	6,476	9,350

Loss from operations	(2,049)	(4,218)

Gain on warrant	599	—
Interest expense, net	(814)	(94)

Net loss	$(2,264)	$(4,312)

Net loss per share:
Basic and diluted	$(0.04)	$(0.08)

Weighted average number of shares used in computing loss per share:
Basic and diluted	53,880	54,366

iCAD, INC. AND SUBSIDIARY

Consolidated Balance Sheets

(Unaudited)

(In thousands except for share data)

	March 31,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$14,965	$4,576
Trade accounts receivable, net of allowance for doubtful accounts of $54 in 2012 and 2011	4,440	4,003
Inventory, net	1,787	2,040
Prepaid expenses and other current assets	964	490

Total current assets	22,156	11,109

Property and equipment, net of accumulated depreciation and amortization of $3,383 in 2012 and $3,184 in 2011	1,621	1,884
Other assets	861	595
Intangible assets, net of accumulated amortization of $9,363 in 2012 and $8,840 in 2011	16,544	17,064
Goodwill	21,109	21,109

Total assets	$62,291	$51,761

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,180	$1,125
Accrued and other expenses	3,497	5,594
Interest payable	496	—
Warrant payable	400	—
Deferred revenue	5,590	5,765

Total current liabilities	11,163	12,484

Deferred revenue, long-term portion	1,363	1,446
Other long-term liabilities	1,579	1,776
Notes payable	14,188	—

Total liabilities	28,293	15,706

Stockholders’ equity:
Preferred stock, $ .01 par value: authorized 1,000,000 shares; none issued	—	—
Common stock, $ .01 par value: authorized 85,000,000 shares; issued 54,873,186 in 2012 and 54,754,510 in 2011; outstanding 53,944,031 in 2012 and 53,825,355 in 2011	549	547
Additional paid-in capital	164,200	163,995
Accumulated deficit	(129,336)	(127,072)
Treasury stock at cost 929,155 in 2012 and 2011	(1,415)	(1,415)

Total stockholders’ equity	33,998	36,055

Total liabilities and stockholders’ equity	$62,291	$51,761

See accompanying notes to consolidated financial statements.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP MEASURES

(Unaudited, in thousands, except per share amounts)

The following is a reconciliation of the non-GAAP financial measures used by the Company to describe the Company’s financial results determined in accordance with United States generally accepted accounting principles (GAAP). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures”.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of the Company’s business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.

Non-GAAP Adjusted EBITDA

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA”

(Unaudited, in thousands)

	Three Months Ended March 31,
	2012	2011
GAAP Net Loss	$(2,264)	$(4,312)

Interest Expense, net	814	94
Stock Compensation	215	268
Depreciation	241	295
Amortization	523	524
Severance	80	—
Gain on warrant	(599)	—
Recall and patent lawsuits	—	564
Acquisition related	—	220
(Gain) loss on indemnification asset	—	43

Non GAAP Adjusted EBITDA	$(990)	$(2,304)

Non-GAAP Adjusted Net Loss

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Net Loss”

(Unaudited, in thousands, except loss per share)

	Three Months Ended March 31,
	2102	2011
GAAP Net Loss	$(2,264)	$(4,312)
Adjustments to net loss:
Severance	80	—
Gain on warrant	(599)	—
Recall and patent lawsuits	—	564
Acquisition related	—	220
(Gain) loss on indemnification asset	—	43

Non GAAP Adjusted Net Loss	$(2,783)	$(3,485)

Net loss per share
GAAP Net loss per share	$(0.04)	$(0.08)
Adjustments to net loss (as detailed above)	(0.01)	0.02

Non GAAP Adjusted Net Loss per share	$(0.05)	$(0.06)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with United States generally accepted accounting principles, or GAAP. However, management believes that in order to properly understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.

Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP net loss before provision for income taxes, acquisition-related expenses, total other (income) expense, stock-based compensation expense, depreciation and amortization, severance, gain on sale, amortization of acquired intangibles, acquisition related, patent litigation and recall costs, contingent consideration, indemnification asset and goodwill impairment charges. Management considers this non-GAAP financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

Management defines “Non-GAAP Adjusted Net Loss” as the sum of GAAP net loss before provision for the gain on sale of asset, severance, transaction, patent litigation and recall costs, contingent consideration, indemnification asset and goodwill impairment charges. Management considers this non-GAAP financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•

Stock-based compensation expense: excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•

Amortization of acquired intangibles: acquisition-related expenses are reported at the time acquisition costs are incurred, and purchased intangibles are amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, these items are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charges are incurred.

•	Interest expense: In January 2012, the Company entered into a five-year, $15 million debt facility agreement. The Company excludes interest expense from its non GAAP Adjusted EBITDA calculation.

•

Severance: relates to costs incurred due to the termination of certain employees. The Company provides compensation to certain employees as an accommodation upon termination of employment without cause. Management believes that excluding severance costs from operating results provides investors with a better means for measuring current Company performance.

•

Recall and patent lawsuits: These expenses consist primarily of investigation, audit, legal and other professional fees related to the recall and patent litigation, as well as recoveries received from third parties. The Company excludes these costs and recoveries from its non-GAAP measures primarily because the Company believes that these costs and recoveries have no direct correlation to the core operation of the Company’s.

•

Indemnification asset gain (loss): The Company recorded an indemnification asset representing Xoft, Inc.’s obligation to indemnify iCAD for the outcome of potential liabilities as a result of iCAD’s acquisition of Xoft, Inc. The Company does not consider the indemnification asset gain(loss) to be directly related to the continuing operations of the business

•

Gain on Warrant: The Company issued warrants in connection with the financing and the value changes according to fair value. It is excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, also because the total amount of gain or loss is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the gain or loss is incurred.

On occasion in the future, there may be other items, such as significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.

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